                                                                    EXHIBIT 10.5

                            INTERACTIVE INTELLIGENCE, INC.

                               SUBSCRIPTION AGREEMENT
                                         FOR
                                SHARES OF COMMON STOCK

     THIS SUBSCRIPTION AGREEMENT is made by and between Interactive Intelligence, Inc., an Indiana corporation (the "Company"), and Dialogic Investment Corporation, a New Jersey corporation (the "Subscriber").

     1. SUBSCRIPTION AND AMOUNT. The Company proposes to authorize, issue and sell, and the Subscriber hereby subscribes for, Four Hundred Thousand (400,000) shares ("Shares") of the Common Stock ("Stock") of the Company at a subscription price of Twelve and 50/100 Dollars ($12.50) per share, for an aggregate subscription price of Five Million and No/100 Dollars ($5,000,000.00), on the terms and conditions set forth herein. Concurrently with the execution hereof, the Company is delivering to the Subscriber certificates representing the Shares, receipt of which is acknowledged by the Subscriber. Concurrently with the execution hereof, the Subscriber is delivering to the Company by wire transfer or by its certified or cashier's check in the amount of Five Million Dollars ($5,000,000), in payment of the total purchase price of the Shares, receipt of which is acknowledged by the Company.

     2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber hereby represents and warrants to the Company and its officers, agents, directors, counsel and affiliates (collectively, "Representatives"), as follows:

     (a) The Subscriber understands the Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act") or under any state securities laws, including those of the State of Indiana, in reliance upon various exemptions from the registration requirements of the Act, including the private offering exemptions contained in Section 4(2) of the Act, and Regulation D promulgated thereunder, and such state laws, and that such reliance is based in part on the information herein supplied. For the foregoing reasons, and to induce the Company to issue and deliver the Shares to the Subscriber, the Subscriber makes the representations and warranties contained herein to the Company and each of the Representatives.

     (b) The purchase of the Shares will be solely for the account of the Subscriber with its own funds, and not for the account of any other person, and for investment purposes only, and not with a view toward resale, assignment, fractionalization, or distribution thereof.

     (c) The Subscriber understands that (i) there are restrictions on the transferability of the Shares; (ii) the Subscriber must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available; (iii) the Subscriber has no right to compel registration under the Act and the Company has no present intention of registering the Shares under the Act or to take the actions required to make Rule 144 under the Act available for resale of the Shares; and (iv) under no circumstances will the Subscriber be able to sell, transfer, assign, hypothecate or pledge all or any portion of the Shares without the prior written consent of the Company.

     (d) The Subscriber is a person who is able to bear the economic risk of an investment in the Shares. In making this statement, consideration has been given to whether the Subscriber can afford to hold the investment for an indefinite period of time and whether it can afford a complete loss of its investment.

     (e) Except as set forth in the Due Diligence Information Requested by the Subscriber ("Company Materials"), a copy of which the Subscriber acknowledges it has received and carefully reviewed, no representations and warranties, oral or otherwise, have been made to the Subscriber by the Company, any of the Representatives or any agent, employee or affiliate of the Company, or any other person, whether or not associated with this offering, and in entering into this transaction, the Subscriber is not relying upon any information, other than that contained in the Company Materials and the results of its own independent investigation.

     (f) The Subscriber has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on their behalf, concerning the terms and conditions of this investment; and all such questions have been answered to the full satisfaction of the Subscriber, none of which answers is in any way inconsistent with the Company Materials.

     (g) The Subscriber has sufficient knowledge and experience in business, real estate, law and financial matters to evaluate and understand the merits and risks of an investment in the Company.

     (h) The Subscriber is a corporation duly organized and in good standing under the laws of the State of New Jersey and is qualified as a foreign corporation and in good standing under the laws of any and all other states and jurisdictions where the nature of its business and operations make such qualification necessary or appropriate. The Subscriber has the authority and power to enter into this Agreement, and this Agreement is the legal, valid, and binding obligation of the Subscriber. The person executing this Agreement is an officer of the Subscriber with full authority to execute and deliver this Agreement and to bind the Subscriber to its obligations hereunder.

     (i) The Subscriber is aware that the Company has a limited financial and operating history.

     (j) The Taxpayer Identification Number furnished below is correct and the Subscriber is not subject to the back-up withholding provisions of Section 3406 of the Internal Revenue Code of 1986, as amended.

     (k) The information contained herein is true, accurate and complete and may be relied upon by the Company and each of the Representatives. The Subscriber will notify the Company immediately if any of such information becomes inaccurate, incomplete or misleading prior to the acceptance of this Subscription.

     3. REPRESENTATIONS AND WARRANTIES OF ACCREDITED INVESTORS. The Subscriber hereby represents and warrants to the Company and each of the Representatives, as follows:

     (a) All of the representations and warranties contained in paragraph 2 are true and accurate in all respects as of the date hereof and shall survive delivery of the Shares.

     (b) The Subscriber is an "Accredited Investor" within the meaning of that phrase as used in subparagraph (a) of Section 501 of Regulation D under the Securities Act of 1933 by virtue of the fact that the Subscriber is (check all that apply):

          /X/ (i) INSTITUTIONAL TEST. (A) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (B) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (C) an insurance company as defined in Section 2(13) of the Act; (D) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; (E) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (F) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or where the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with decisions made solely by persons that are accredited investors; (G) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or (H) any charitable organization described in Section 501(C)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or Company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

          / / (ii) INDIVIDUAL $1,000,000 NET WORTH TEST. Any natural person whose net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

          / / (iii) INDIVIDUAL $200,000 INCOME TEST. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with that person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

          / / (iv) INSIDER TEST. Any person who is a director or executive officer of the Company.

          / / (v) $5,000,000 TRUST TEST. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D under the Securities Act of 1933.

          /X/ (vi) ENTITIES WITH ALL ACCREDITED OWNERS. Any entity in which all of the equity owners are Accredited Investors under paragraphs (i), (ii), (iii), (iv) or (v) above.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Subscriber as follows:

          4.1 ORGANIZATION. STANDING. ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Shares and to otherwise perform its obligations under this Agreement. The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchaser or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement

          4.2 FINANCIAL STATEMENTS. Attached hereto as Exhibit 1 are (a) a balance sheet at December 31, 1997, together with the related statements of operations, stockholders' equity and cash flow for the fiscal year then ended, and the audit report thereon of Ernst & Young, certified public accountants, and
(b) an unaudited balance sheet at September 30, 1998, (the "Balance Sheet Date"), and the related income statements for the nine months then ended, prepared by the Company. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheet dates and the results of its operations for the periods therein specified, and have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods except, in the case of the unaudited financial statements only, for normal year-end adjustments and accruals and the lack of notes thereto. Specifically, but not by way of limitation, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at December 31, 1997 and at September 30, 1998 which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a material adverse impact on the Company. The balance sheets include appropriate reserves for all taxes and other liabilities accrued at their respective dates but not yet payable.

          4.3 TAX RETURNS AND AUDITS. All required federal, state and local income tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local income taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner which disclosed material liability of the Company. The Company does not have any tax liabilities except those incurred in the ordinary course of business since the Balance Sheet Date.

          4.4 LITIGATION; GOVERNMENTAL PROCEEDINGS. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

          4.5 COMPLIANCE WITH APPLICABLE LAWS AND OTHER INSTRUMENTS. The business and operations of the Company have been and are being conducted in material compliance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company. The Company is not in violation of its Articles of Incorporation or its Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect.

          4.6 THE SHARES. The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions. The certificates representing the Shares to be delivered by the Company hereunder will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

          4.7 SECURITIES LAWS. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares. The Company has not, directly or through an agent, offered the Shares or any similar Securities for sale to, or solicited any offers to acquire such securities from, persons other than the Subscriber and other accredited investors and the issuance of ISO or non-qualified stock options under Company Plans. Under the circumstances contemplated hereby, and in reliance on the representations and warrantees of Subscriber contained herein, the offer, issuance, sale and delivery of the Shares will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

          4.8 CAPITAL STOCK. The authorized capital stock of the Company consists of 8,750,000 common shares, of which 6,295,660 shares are issued and outstanding. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed in Exhibit 2 hereto, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Neither the offer nor the issuance or sale of the Shares constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. Except as disclosed in Exhibit 2, no holder of any security of the Company is entitled to any preemptive or similar rights to purchase the Shares from the Company unless such right has been duly waived. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

          4.9 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by an authorized officer of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Shares has been taken on the part of the Company. This Agreement is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

          4.10 PATENTS AND OTHER INTANGIBLE RIGHTS. The Company is not, nor has it received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

          4.11 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission of the Company or the Subscriber, any right, interest or valid claim against or upon the Company or the Subscriber for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Each party will indemnify and hold the other harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

          4.12 LICENSES. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company would have a material adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct, where failure to obtains such licenses, permits, authorizations, approvals, franchises and rights would result in a material adverse impact on the Company's business.

          4.13 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          4.14 DISCLOSURE. The Company has not knowingly withheld from the Subscriber any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to the Subscriber pursuant hereto or in connection with the transactions contemplated hereby or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading. Nothing in this Section 4.14 limits the representations, warranties or acknowledgments of Subscriber contained herein.

     5. INDEMNIFICATION. The Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in paragraphs 2 and 3 hereof, and the Subscriber hereby agrees to indemnify and hold harmless the Company, each of the Representatives and their respective officers, agents, directors, counsel and affiliates, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Subscriber contained in this Subscription. The Company acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in paragraph 4 hereof, and the Company hereby agrees to indemnify and hold harmless the Subscriber and its officers, agents, directors, counsel and affiliates, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Company contained in this Agreement.

     6. NO WAIVER. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to it under federal or state securities laws.

     7. ACCEPTANCE OF SUBSCRIPTION. It is understood that this Subscription is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company, by executing this Subscription where indicated. This Subscription shall be null and void if the acceptance is not timely secured, and the Company shall return to the Subscriber, without interest, any funds tendered by the Subscriber herewith, and the Company and the Subscriber shall have no further obligation to each other hereunder. The Subscriber understands that once this subscription has been accepted, the Subscriber will have no right to cancel it.

     8. NON-ASSIGNABILITY. This Subscription is not transferable or assignable by the Subscriber.

     9. NON-DILUTION. Company agrees that, subsequent or simultaneous to the issuance of shares under this Subscription to Subscriber, it will not, without Subscriber's consent, which consent shall not be unreasonably withheld, conditioned or delayed, create any additional classes of stock or issue any additional shares of common stock at a price below $10 per share (except as adjusted for any stock splits, stock dividends or other reclassification of the Company s common stock). Notwithstanding the above, Subscriber's consent shall not be required in connection with any of the following: (a) the issuance of options on additional shares of common stock at an exercise price below market where such options are issued to attract or retain key employees, and such options and value have been approved by the Company's Board of Directors, (b) the issuance of additional shares of common stock at a price below $10 per share but above $7 per share, where the issuance of such additional shares is in the reasonable business interests of the Company, and (c) the issuance of any shares of common stock in connection with an underwritten public offering.

     10. GOVERNING LAW. This Subscription shall be enforced, governed and construed in all respects in accordance with the laws of the State of Indiana, without regard to conflict of law principles.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties shall survive delivery of the Shares.


     IN WITNESS WHEREOF, each of the Subscriber and the Company has executed this Subscription Agreement the day and year set forth below.

                                     DIALOGIC CORPORATION

Date: November 4, 1998               By: /s/ Thomas G. Amato
                                         -----------------------------------
                                          (Signature)

                                     Printed: Thomas G. Amato
                                     Title: Chief Financial Officer
                                     ADDRESS: 1515 Route Ten
                                              Parsippany, New Jersey 07054
                                     Taxpayer Identification Number: 22-2476114


                                ACCEPTANCE BY COMPANY



Date Subscription Accepted: November 5, 1998

                                     INTERACTIVE INTELLIGENCE, INC.



                                     By: /s/ John R. Gibbs
                                         -----------------------------------
                                               (Signature)
                                     Printed: John R. Gibbs
                                     Title: Executive Vice President, Treasurer
                                     Address: 3500 DePauw Blvd., Suite 1060
                                              Indianapolis, Indiana 46268